Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-207342, 333-208600 and 333-218732) and S-3 (No. 333-215610) of Allegiance Bancshares, Inc. of our report dated March 9, 2018, with respect to the consolidated financial statements of Allegiance Bancshares, Inc., appearing in this Annual Report on Form 10-K of Allegiance Bancshares, Inc. for the year ended December 31, 2017.

/s/ Crowe Horwath LLP

Dallas, Texas
March 9, 2018